EXHIBIT 23.2



            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS



       As independent oil and gas consultants, Netherland, Sewell & Associates, Inc. hereby consents to (a) the use of our audit letter prepared for Parker & Parsley Petroleum Company ("Parker & Parsley") effective December 31, 1996, and
(b) all references to our firm included in or made a part of Parker & Parsley's annual report on Form 10-K for the year ended December 31, 1996.


                                          NETHERLAND, SEWELL & ASSOCIATES, INC.




                                          G.  Lance Binder
                                          Senior Vice President


Dallas, Texas
March 7, 1997


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